                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement           / / Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                   PACCAR INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  PACCAR LOGO

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The Annual Meeting of Stockholders of PACCAR Inc will be held at 10:30 a.m. on Tuesday, April 28, 1998, at the Meydenbauer Center, 11100 N.E. 6th Street, Bellevue, Washington for these purposes:

     1. To elect three directors to serve three-year terms ending in 2001.

     2. To transact such other business as may properly come before the meeting.

     Pursuant to Section 3 of Article VI of the Bylaws, stockholders entitled to notice of and to vote at this meeting are those of record as of the close of business on March 5, 1998.

     IMPORTANT: The vote of each stockholder is important regardless of the number of shares held. Whether or not you plan to attend the meeting, you are requested to date and sign the enclosed proxy card and return it promptly in the enclosed postpaid envelope.

     DIRECTIONS TO THE MEYDENBAUER CENTER CAN BE FOUND ON THE BACK COVER OF THE ATTACHED PROXY STATEMENT.

                                          By order of the Board of Directors

                                       /S/J. M. D'Amato
                                          J. M. D'Amato
                                          Secretary

Bellevue, Washington
March 20, 1998

                                ---------------

                                PROXY STATEMENT
                                ---------------

     The Board of Directors of PACCAR Inc (the "Company") solicits the accompanying proxy for use at the Annual Meeting of Stockholders of the Company to be held April 28, 1998, at the Meydenbauer Center, 11100 N.E. 6th Street, Bellevue, Washington. Execution of the proxy will not in any way affect a stockholder's right to attend the meeting or prevent voting in person. A proxy may be revoked by later dated proxy or by notice to the Secretary of the Company at any time before it is voted.

     The executive offices of the Company are located in the PACCAR Building, 777 - 106th Avenue N.E., Bellevue, Washington 98004. This proxy statement and proxy card were first sent to stockholders about March 20, 1998.

     Expenses for solicitation of proxies will be paid by the Company. Solicitation will be by mail except for any facsimile, telephone, or personal solicitation by directors, officers, and employees of the Company which may be made without additional compensation. The Company will request banks and brokers to solicit proxies from their customers and will reimburse those banks and brokers for reasonable out-of-pocket costs for this solicitation.

                                 VOTING RIGHTS

     Stockholders eligible to vote at the meeting are those of record at the close of business on March 5, 1998. Each outstanding share of common stock, par value $1 per share, is entitled to one vote on all matters to be presented at the meeting. As of the close of business on March 5, 1998, the Company had outstanding 78,098,375 shares of common stock.

                                STOCK OWNERSHIP

CERTAIN OWNERS

     The following persons are known to the Company to be the beneficial owner of more than five percent of the Company's common stock at December 31, 1997 (amounts shown are rounded to whole share amounts):

              NAME AND ADDRESS                 SHARES BENEFICIALLY          PERCENT
             OF BENEFICIAL OWNER                      OWNED                 OF CLASS
             -------------------               -------------------          --------
BankAmerica Corporation                             6,449,087(a)              8.3
  555 California Street
  San Francisco, California 94104
Charles M. Pigott                                   4,739,930(b)(c)           6.1
  P.O. Box 1518
  Bellevue, Washington 98009
Scudder Kemper Investments, Inc.                    4,087,832(d)              5.3
  345 Park Avenue
  New York, NY 10154

DIRECTORS AND EXECUTIVE OFFICERS

     The following tabulation sets forth the shares of common stock beneficially owned by each director and Named Officer (as identified below) and by all directors and executive officers as a group at December 31, 1997 (amounts shown are rounded to whole share amounts):

                                              SHARES BENEFICIALLY            PERCENT
                 NAME                                OWNED                   OF CLASS
                 ----                         -------------------            --------
Cor G. Baan............................                      0                   *
John M. Fluke, Jr......................                  3,398                   *
Gerald Grinstein.......................                  4,000                   *
Carl H. Hahn...........................                  1,670                   *
Harold J. Haynes.......................                  8,300                   *
David J. Hovind........................                 91,057 (c)(f)            *
Charles M. Pigott......................              4,739,930 (b)(c)           6.1
James C. Pigott........................              3,750,942 (e)              4.8
Mark C. Pigott.........................                778,800 (c)(g)           1.0
John W. Pitts..........................                  4,980 (c)               *
Thomas E. Plimpton.....................                 17,851 (f)               *
Michael A. Tembreull...................                 62,010 (f)               *
Total of all directors and executive
  officers as a group (16
  individuals).........................              7,870,358 (h)             10.1

---------------
 *  does not exceed one percent.

(a) Of the 6,449,087 shares, BankAmerica Corporation and/or its subsidiaries have sole voting power as to 5,782,392 shares, sole dispositive power as to 5,983,177 shares, shared voting power as to 1,800 shares and shared dispositive power as to 83,508 shares.

(b) Includes 31,493 shares allocated in the Company's Savings Investment Plan, 160,138 stock units accrued for a deferred contingent cash award under the 1991 Long Term Incentive Plan ("LTI Plan") and options to purchase 154,812 shares. Also includes 1,398,334 shares held by a charitable trust of which he is co-trustee and shares voting and dispositive power, and 268,455 shares held by a corporation over which he has sole voting power and sole dispositive power over 228,960 of such shares.

(c) Does not include shares held in the name of a spouse and/or children to which beneficial ownership is disclaimed.

(d) Of the 4,087,832 shares, Scudder Kemper Investments, Inc. has sole voting power as to 897,480 shares, sole dispositive power as to 4,058,052 shares, shared voting power as 2,831,580 shares and shared dispositive power as to 29,780 shares.

(e) Includes the same 1,398,334 shares referenced in note (b) held by a charitable trust of which he is a cotrustee and shares voting and dispositive power.

(f) Includes shares allocated in the Company's Savings Investment Plan for which the participant has sole voting power over all shares and dispositive power as follows: D. J. Hovind (15,867 total/7,015 dispositive), T. E. Plimpton (4,800 total/851 dispositive), and M. A. Tembreull (10,747 total/4,000 dispositive). Includes stock units accrued for deferred contingent cash awards under the LTI Plan as follows: D. J. Hovind (5,600), T. E. Plimpton
    (535), and M. A. Tembreull (7,789). Also includes options to purchase shares as follows: D. J. Hovind (49,664), T. E. Plimpton (12,516), and M. A. Tembreull (39,730).

(g) Includes 7,303 shares allocated in the Company's Savings Investment Plan for which he has sole voting power and dispositive power over 1,979 shares, and the same 268,455 shares owned by the corporation referenced in note (b) over which he has no voting or dispositive power. Also includes options to purchase 39,730 shares.

(h) Reflects elimination of duplicate reporting of 1,398,334 shares referenced in notes (b) and (e) and 268,455 shares referenced in notes (b) and (g).

ITEM 1. ELECTION OF DIRECTORS

     Three directors, constituting Class III Directors, are to be elected at the meeting. The persons named below have been designated by the Board as nominees for election as Class III Directors for a term expiring at the Annual Meeting of Stockholders in 2001. All of the nominees are currently serving as directors of the Company.

     Under Delaware law, directors are elected by a plurality of the votes cast for the election of directors. Shares that are not voted affirmatively for the election of directors (whether because authority to vote is withheld, the stockholder does not return a proxy, the broker holding the shares does not vote or otherwise) will not count in determining the total number of votes for each nominee. Unless otherwise instructed, proxies which are returned will be voted for the three nominees for Class III Directors.

     If any of the nominees is unable to act as a director because of an unexpected occurrence, the holders of the proxies, in their discretion, may vote the proxies for another person. In the alternative, the Board of Directors may make an appropriate reduction in the number of directors to be elected. The Class I and Class II Directors named below have terms which expire in 1999 and 2000, respectively.

NOMINEES WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 2001 (CLASS III DIRECTORS):

     CARL H. HAHN, age 71, served as chairman of the board of management of Volkswagen AG from 1982 until his retirement at the end of 1992. He has served as a director of the Company since 1993. He is also a director of Perot Systems Corp. and TRW Inc. He also serves as a member of the supervisory boards of major European companies, including, Thyssen AG, and Gerling.

     CHARLES M. PIGOTT, age 68, became Chairman Emeritus of the Company in January 1997. He served as President of the Company from 1965 to 1986, Chief Executive Officer from 1968 until 1997, and Chairman from 1986 until 1997. He has served as a director since 1961. He is also a director of The Boeing Company, Chevron Corporation, and Seattle Times Company. He is the brother of James C. Pigott, and the father of Mark C. Pigott, both directors of the Company.

     JOHN W. PITTS, age 71, was president, chief executive officer and a director of MacDonald, Dettwiler and Associates Ltd., a systems engineering company, from 1982 until his retirement in 1995. He was chairman, president, chief executive officer and a director of Okanagan Helicopters Ltd., a helicopter charterer, from 1970 to 1982. He has served as a director of the Company since 1964. He is also a director of BC TELECOM Inc.

DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 1999 (CLASS I DIRECTORS):

     JOHN M. FLUKE, JR., age 55, is chairman of Fluke Capital Management, L.P., a private investment company. He was chairman of Fluke Corporation (formerly John Fluke Mfg. Co., Inc.), a manufacturer of electronic test and measurement equipment, from 1984 to 1990. He was chief executive officer of that company from 1983 to 1987 and has been a director since 1976. He has served as a director of the Company since 1984.

     DAVID J. HOVIND, age 57, became President of the Company in January 1992. He was Executive Vice President of the Company from July 1987 to January 1992, Senior Vice President from December 1985 to July 1987, and Vice President from September 1985 to December 1985. He has served as a director of the Company since January 1992.

     MICHAEL A. TEMBREULL, age 51, became Vice Chairman of the Company in January 1995. He served as Executive Vice President from January 1992 to January 1995, and Senior Vice President from September 1990 to January 1992. He has served as a director of the Company since July 1994.

     GERALD GRINSTEIN, age 65, has served as non-executive chairman of Delta Airlines since August 1997. He served as chairman of Burlington Northern Santa Fe Corp., a railroad transportation company, until his retirement in 1995. He was chairman and chief executive officer of Burlington Northern Inc. from 1991 to 1995. Before joining Burlington Northern in 1987 he was chairman of Western Airlines from 1983 to 1987 and a partner in the law firm of Preston, Thorgrimson, Ellis and Holman from 1969 to 1983. He has served as a director of the Company since 1997. He is also a director of Browning-Ferris Industries, Inc., Delta Airlines, Inc., Sundstrand Corp. and Imperial Holly Corp.

DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 2000 (CLASS II DIRECTORS):

     HAROLD J. HAYNES, age 72, has been senior counselor for Bechtel Group, Inc., an international engineering and construction company, since 1981. He was chairman, chief executive officer and a director of Standard Oil Company of California (now Chevron Corporation), an integrated petroleum company, from 1974 until his retirement in 1981. He has served as a director of the Company since 1981. (He is retiring from the Board of Directors of the Company effective April 27, 1998.)

     WILLIAM G. REED, JR., age 58, served as chairman of Simpson Investment Company, a forest products holding company which is the parent of Simpson Timber Company from 1986 to 1996. He was chairman of Simpson Timber Company from 1971 to 1986. He is a director of Microsoft, Safeco Corporation, Seattle Times Company and Washington Mutual, Inc. (Elected by the Board to serve for the remainder of H. J. Haynes' term as a Class II director.)

     JAMES C. PIGOTT, age 61, has been president of Pigott Enterprises, Inc., a private investment company, since 1983 and president of Management Reports & Services, Inc., a provider of business services, from February 1986 to January 1988 and chairman and chief executive officer since June 1988. He was president, chief executive officer and a director of Stetson-Ross, Inc., a woodworking machinery manufacturer, from 1976 to 1983. He has served as a director of the Company since 1972. He is the brother of Charles M. Pigott and the uncle of Mark
C. Pigott, both directors of the Company.

     MARK C. PIGOTT, age 44, became Chairman and Chief Executive Officer of the Company in January 1997. He served as a Vice Chairman of the Company from January 1995 to December 31, 1996, Executive Vice President from December 1993 to January 1995, Senior Vice President from January 1990 to December 1993 and Vice President from October 1988 to December 1989. He has served as a director of the Company since July 1994. He is the son of Charles M. Pigott and nephew of James C. Pigott, both directors of the Company.

     The Board recommends a vote FOR the election of C. H. Hahn, C. M. Pigott, and J. W. Pitts as directors.

                             STOCKHOLDER PROPOSALS

     A stockholder proposal must be received at the principal executive offices of the Company, P.O. Box 1518, Bellevue, Washington 98009 by November 20, 1998 to be considered for inclusion in the proxy materials for the Company's 1999 Annual Meeting.

                         BOARD COMMITTEES AND MEETINGS

     AUDIT COMMITTEE--The Board of Directors has a standing Audit Committee. Members of the Audit Committee are J. M. Fluke, Jr., C. M. Pigott, J. C. Pigott, and J. W. Pitts. The functions of the Audit Committee include review of the independent accountant's report, modification of audit procedures as may be appropriate, and performance of such other responsibilities as the Board of Directors may prescribe. The Committee met once in 1997.

     COMPENSATION COMMITTEE--The Board of Directors has a standing Compensation Committee. Members of the Compensation Committee are G. Grinstein, H. J. Haynes, and J. W. Pitts. The functions of the Compensation Committee include reviewing and approving compensation of certain executives. The

Committee also administers the Company's LTI Plan, the Senior Executive Incentive Plan and the Deferred Compensation Plan. The Committee met three times in 1997.

     EXECUTIVE COMMITTEE--The Board of Directors has a standing Executive Committee. Members of the Executive Committee are C. M. Pigott, M. C. Pigott, and J. W. Pitts. The function of the committee is to act on routine Board matters when the Board is not in session. The Committee met two times in 1997.

     The Company does not have a Nominating Committee.

     The Board of Directors met four times during 1997, and each member attended at least 75% of the aggregate of meetings of the Board of Directors and the committees of the Board on which each served.

             COMPENSATION OF EXECUTIVE OFFICERS AND RELATED MATTERS

     The information in the following table relates to the annual and long term compensation for service in all capacities to the Company for the fiscal years ended December 31, 1997, 1996 and 1995 of those persons who were, during 1997 and at December 31, 1997, (a) the Chief Executive Officer and (b) the other four most highly compensated executives of the Company (the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                                          ALL OTHER
                                              ANNUAL COMPENSATION           LONG TERM COMPENSATION     COMPENSATION(A)
                                       ---------------------------------   -------------------------   ---------------
                                                                              AWARDS       PAYOUTS
                                                                           ------------   ----------
                                                                            SECURITIES
                                                               OTHER        UNDERLYING    LONG TERM
                                                               ANNUAL      OPTIONS/SARS   INCENTIVE
  NAME AND PRINCIPAL POSITION    YEAR   SALARY    BONUS     COMPENSATION     (SHARES)     PAYOUTS(B)
  ---------------------------    ----  --------  --------   ------------   ------------   ----------
M. C. Pigott...................  1997  $743,269          (c)     (d)          52,850       $ 90,750        $ 8,000
  Chairman and Chief             1996   498,077   300,000       (d)           42,542         90,000          7,500
  Executive Officer              1995   398,558   212,000       (d)           39,730         72,400          7,500

D. J. Hovind...................  1997   598,654          (c)     (d)          35,234        218,400          8,000
  President                      1996   550,000   385,000       (d)           46,796        219,938          7,500
                                 1995   520,000   307,292       (d)           49,664        192,525          7,500

M. A. Tembreull................  1997   597,308          (c)     (d)          35,234        109,120          8,000
  Vice Chairman                  1996   498,077   350,000       (d)           42,542        141,075          7,500
                                 1995   399,039   228,000       (d)           39,730         60,584          7,500

T. E. Plimpton.................  1997   300,000          (c)     (d)          12,684         57,713          8,000
  Senior Vice President          1996   269,615   107,812       (d)           11,912         70,875          7,500
                                 1995   230,769   109,613       (d)           12,516         50,186          7,500

C. G. Baan(e)..................  1997   335,539          (c)     (d)               0              0         27,594
  Senior Vice President          1996    42,287     8,457       (d)                0              0          3,478

---------------

(a) Amounts of All Other Compensation represent Company matching contributions to the Company's Savings Investment Plan and the company contributions for Mr. Baan to the DAF Pension Fund B, a defined contribution plan.

(b) Represents cash awards which were paid, or were payable but deferred at the Named Officer's election, during 1995, 1996, and 1997 and earned during the 1992-1994, 1993-1995 and 1994-1996 LTI Plan performance cycles, respectively.

(c) Amounts of bonuses earned in 1997 to be paid in 1998 were not determined on the date this proxy statement was prepared.

(d) The aggregate amount of perquisites and other personal benefits was less than the required reporting threshold (the lesser of $50,000 or 10% of the total of annual salary and bonus for the Named Officer).

(e) C. G. Baan's compensation is paid in Dutch guilders and is converted to U.S. dollars using the 12/31/97 exchange rate. Mr. Baan's 1996 compensation is shown only for the period from the acquisition of DAF

    (November 15, 1996 to December 31, 1996). Mr. Baan's 1996 bonus payment was based on performance goals established prior to acquisition.

     OPTION GRANTS--Shown below is information on grants of stock options pursuant to the LTI Plan in 1997 to the Named Officers which are also reflected in the Summary Compensation Table.

                      OPTION GRANTS IN LAST FISCAL YEAR(a)

                                       INDIVIDUAL GRANTS
                                  ---------------------------
                                  NUMBER OF      PERCENT OF
                                  SECURITIES    TOTAL OPTIONS
                                  UNDERLYING     GRANTED TO                                   GRANT DATE
                                   OPTIONS      EMPLOYEES IN     EXERCISE OR    EXPIRATION     PRESENT
              NAME                 GRANTED       FISCAL YEAR     BASE PRICE        DATE        VALUE(B)
              ----                ----------    -------------    -----------    ----------    ----------
M. C. Pigott....................    52,850          12.9%          $36.625      4/29/2007      $499,041
D. J. Hovind....................    35,234           8.6            36.625      4/29/2007       332,701
M. A. Tembreull.................    35,234           8.6            36.625      4/29/2007       332,701
T. E. Plimpton..................    12,684           3.1            36.625      4/29/2007       119,770
C. G. Baan......................         0           0.0              0.00            N/A             0

---------------

(a) The date that all options granted in 1997 become exercisable is January 1, 2000. This date may be accelerated in the event of a Change in Control of the Company (as defined in the LTI Plan).

(b) The grant date present value was determined by using a variation of the Black-Scholes option pricing model with the following assumptions: (i) 30.45% expected share price volatility, (ii) 6.94% risk-free rate of return,
    (iii) an expected dividend yield of 4.10%, (iv) a ten-year exercise period, and (v) a five-year option term.

     OPTION EXERCISES AND FISCAL YEAR-END VALUES--Shown below is information concerning the exercise of stock appreciation rights and options to purchase the Company's common stock under the 1981 Long Term Incentive Plan and the LTI Plan by the Named Officers in 1997 or held by them at December 31, 1997:

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS/
                       SHARES ACQUIRED                       OPTIONS/SARS AT FY-END            SARS AT FY-END
        NAME             ON EXERCISE      VALUE REALIZED    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
        ----           ---------------    --------------    -------------------------    --------------------------
M. C. Pigott.........       8,770            $233,591               0/135,122                  $0/$3,214,207
D. J. Hovind.........       7,437             241,893               0/131,694                   0/ 3,358,758
M. A. Tembreull......       6,290             249,669               0/117,506                   0/ 2,938,077
T. E. Plimpton.......       2,198              55,618               0/ 37,112                   0/   909,361
C. G. Baan...........           0                   0               0/      0                   0/         0

     LONG TERM INCENTIVE PLANS--All stock-based awards under the 1981 Long Term Incentive Plan and the LTI Plan are shown in the Option Grant and Option Exercise tables set forth above. Shown below is information with respect to nonstock price-based awards made in 1997 under the LTI Plan:

            LONG TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                   ESTIMATED FUTURE PAYOUTS
                                             PERFORMANCE       ---------------------------------
                  NAME                         PERIOD          THRESHOLD     TARGET     MAXIMUM
                  ----                    -----------------    ---------    --------    --------
M. C. Pigott............................  1/1/97 - 12/31/99     $30,713     $337,500    $675,000
D. J. Hovind............................  1/1/97 - 12/31/99      20,475      225,000     450,000
M. A. Tembreull.........................  1/1/97 - 12/31/99      20,475      225,000     450,000
T. E. Plimpton..........................  1/1/97 - 12/31/99      23,936       81,000     162,000
C. G. Baan..............................  1/1/97 - 12/31/99           0            0           0

     Payments of awards under the LTI Plan are tied to achieving Company, business unit, and individual goals over a three-year performance period. Goals established for Company performance are based on the Company's financial performance relative to a selected group of companies with similar business characteristics. Goals established for business unit and individual performance are based on financial and strategic objectives approved by the Compensation Committee on an individual basis.

     RETIREMENT BENEFITS--The following table shows the estimated annual retirement benefit payable to participating employees, including the Named Officers, under the Company's noncontributory retirement plan and Supplemental Retirement Plan:

                               PENSION PLAN TABLE

                                                         YEARS OF SERVICE
                             ------------------------------------------------------------------------
    REMUNERATION                15              20              25              30              35
    ------------             --------        --------        --------        --------        --------
$  300,000...........        $ 65,302        $ 87,070        $108,837        $130,604        $152,372
   400,000...........          87,802         117,070         146,337         175,604         204,872
   500,000...........         110,302         147,070         183,837         220,604         257,372
   700,000...........         155,302         207,070         258,837         310,604         362,372
   900,000...........         200,302         267,070         333,837         400,604         467,372
 1,200,000...........         267,802         357,070         446,337         535,604         624,872
 1,500,000...........         335,302         447,070         558,837         670,604         782,372

     The Company has a noncontributory retirement plan which has been in effect since 1947. Named Officers participate in this plan on the same basis as other salaried employees. The plan provides benefits based on years of service and salary. The benefit for each year of service, up to a maximum of 35 years, is equal to 1% of salary plus 0.5% of salary in excess of the Social Security Covered Compensation level. Salary is defined as the average of the highest 60 consecutive months of an employee's cash compensation, which includes those amounts reported in the "Salary" and "Bonus" columns of the Summary Compensation Table, but it excludes compensation under the LTI Plan. Years of credited service as of December 31, 1997 for the Named Officers are: M. C. Pigott, 19 years; D. J. Hovind, 33 years; M. A. Tembreull, 27 years; and T. E. Plimpton, 21 years.

     The Company's unfunded Supplemental Retirement Plan provides a retirement benefit to those affected by the maximum benefit limitations permitted for qualified plans by the Internal Revenue Code and to those deferring incentive compensation bonuses. The benefit is equal to the amount of normal pension benefit reduction resulting from the application of maximum benefit and salary limitations and the exclusion of deferred incentive compensation bonuses from the retirement plan benefit formula.

     The Pension Plan Table illustrates approximate retirement benefits at age 65 and are based on single life annuity amounts. They are not subject to any deduction for Social Security or other offset amounts.

     C. G. Baan is eligible for benefits under a retirement plan sponsored by DAF Trucks N.V. 60% of the Plan funding is provided by the company. The plan provides benefits based on years of service, to a maximum of 40 years, and salary. Benefits apply to that portion of the salary in excess of $16,677, up to a maximum of $48,094. The initial and maximum salaries are periodically adjusted. The pension benefit is equal to 1.75% of applicable salary for each year of service. Mr. Baan's annual retirement benefit at his normal retirement date is projected to be $18,324.

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION--The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

     Under the supervision of the Compensation Committee, the Company has designed its executive pay programs to provide a direct link between Company performance and executive compensation. These programs have been in use for a number of years. The compensation of Company executives under these programs is determined annually by the Compensation Committee.

     The Company believes that its overall executive compensation package should be sufficient to attract and retain highly qualified executives and should provide meaningful incentives for measurably superior performance. The Company's executive compensation program is comprised of three main components: (i) base salaries; (ii) annual cash bonuses intended to focus maximum effort on achieving profitability, individually assigned objectives, and the highest level of product quality; and (iii) long term incentives in the form of stock options and cash awards intended to focus efforts on achieving long term growth in net income, return on sales, and return on capital. (Mr. Baan was not a participant in the LTI Plan for 1997.)

     Base Salaries. Base salaries are compared with independent salary surveys, and consultants are utilized from time to time to assure that the overall compensation package is competitive with the average compensation packages offered by similar companies, including some of the selected companies described in the long term incentive plan discussed below (the "Selected Companies"). The most recent survey compared the compensation packages of 329 companies with which the Company competes in the market for executive talent. Among the companies included in the survey were nine of the thirteen companies which comprise the Standard & Poor's indices used in the performance graph set forth later in this proxy statement. The base salaries of the Company's executive officers including its Chief Executive Officer were in the median range of the salaries paid by similar companies surveyed.

     Annual Cash Bonuses. Annual cash bonuses may range from 0% up to 77% of the executive's base salary. In general, from 50% to 100% of these bonuses are based on the Company's performance compared to an overall profit goal approved by the Compensation Committee. The balance of the executives' bonus calculation is based upon the attainment of one or more individual goals approved by the Compensation Committee. In general, these goals involve factors such as the financial performance of the business units for which the executive has direct responsibility, such as profitability or return on investment, as well as non-financial performance criteria such as market share improvement, product quality, new product development, production efficiencies and similar specific individual assignments. The individual goals are changed annually, and a level of importance is assigned to each goal on a percentage basis. The calculation of the bonus takes into account both the level of achievement and the assigned importance of the goal. The achievement of each goal is determined separately, and no bonus for a specific goal is paid unless at least 70% of that goal is achieved.

     The bonuses paid in 1997 reflect an achievement in excess of 100% of the Company's overall profit goal for 1996. The amounts of bonuses earned in 1997 (to be paid in 1998) were not determined on the date this proxy statement was prepared.

     Long Term Incentives. Given the cyclical nature of the Company's business, long term incentives are based on a three-year performance period and are provided through annual grants of stock options and cash incentives. The Compensation Committee determines a target award for each executive officer, expressed as a percentage of salary at the date the award is granted. The target award is allocated 85% to stock options and 15% to the cash incentive award. Stock options become exercisable at the end of the three-year performance period and are intended to link the interests of key employees directly with stockholders' interests through increased individual stock ownership. The exercise price of the stock options is the market price at the time of grant.

     A significant portion (50% to 100%) of the long term cash incentive award is based on overall Company performance measured in terms of the Company's ranking in compound growth of net income, return on sales, and return on capital (weighted equally) when compared to the Selected Companies, a group of Fortune 500 companies in similar industries. The Selected Companies have been used for this comparison for a number of years; these companies have been selected because, in the judgment of the Company's compensation consultants and the Compensation Committee, they are the most directly comparable in size and nature of business to the Company. The Selected Companies include seven of the thirteen companies which make up the published Standard & Poor's indices in the performance graph set forth below.

     The balance of the executives' long term cash incentive award is based upon each executive's meeting business unit and individual objectives. These objectives are established on the same basis as the types of individual goals described above for the annual cash bonus, but they are measured over a three-year performance cycle. The actual amount of each individual's cash incentives related to the executive's business unit financial performance and other individual objectives is determined by the Compensation Committee at the end of a rolling three-year performance cycle, based on the Committee's evaluation of each executive's performance during the preceding three years. The target amount will be earned if Company financial performance ranks above at least half of the Selected Companies and business unit and individual performance are at 100% of goal. The maximum award amount will be earned if Company financial performance ranks above all of the comparison companies and business unit and individual performance are at least 150% of goal. No award will be earned if Company financial performance ranks below 75% of the Selected Companies and business unit and individual performance is below 75% of goal.

     The cash awards paid in 1997 for the three-year cycle ended in 1996 reflect an achievement in excess of 100% of the comparative performance goal. The incentive cash awards for each executive officer for the three-year cycle ended in 1997 were not determined on the date this proxy statement was prepared.

     Chief Executive Officer's Compensation. The Chief Executive Officer's compensation is comprised of the same components as other executives: (i) base salary; (ii) an annual cash bonus; and (iii) a long term incentive in the form of stock options and a cash award.

     The annual bonus and long term incentive cash awards paid in 1997 were earned in 1996 prior to M. C. Pigott's election as CEO on January 1, 1997. The CEO's annual cash bonus was based entirely on the Company's profit goal as established by the Compensation Committee. The annual bonus earned in 1996 and paid in 1997 reflects an achievement in excess of 100% of the goal for 1996. The annual bonus earned in 1997 to be paid in 1998 was not determined on the date this proxy statement was prepared. The cash portion of the long term incentive was based 50% on the Company's performance during the three-year cycle as compared to the Selected Companies and 50% on a business unit goal established by the Compensation Committee. For the three-year cycle ended in 1996, the Company achieved in excess of 100% of the Company performance goal and the business unit goal was partially met. The incentive cash award for the three-year cycle ended in 1997 was not determined on the date this proxy statement was prepared. As with other executives, the size of the stock option award is determined on the basis of salary and not on the amount and terms of options already held.

     In 1997 the Company's shareholders approved changes to the LTI Plan and the annual cash bonus program to allow the Company to preserve tax deductions for performance based executive compensation under section 162(m) of the Internal Revenue Code.

     Overall Compensation. The overall compensation package (base salary, annual cash bonuses and long term incentives) for the Company's executive officers was within the median range of compensation paid by similar companies surveyed except for the Chief Executive Officer who was below the median range. The Compensation Committee believes that the overall compensation package for the Company's key executives meets the objective of providing significant individual performance incentives.

                                 MEMBERS OF THE
                             COMPENSATION COMMITTEE

                                  G. Grinstein
                                  H. J. Haynes
                                  J. W. Pitts

     SHAREOWNER RETURN PERFORMANCE PRESENTATION--Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareowner return on the Company's common stock to the cumulative total return of the Standard & Poor's Composite -- 500 Stock Index and an equally-weighted simple average of the Standard & Poor's Heavy-Duty Trucks & Parts and the Standard & Poor's Machinery (Diversified) indices (as reported on the Bloomberg data service) for the period of five fiscal years commencing December 31, 1992 and ending on December 31, 1997. Management believes that the blending of these two indices provides a better comparison than either of the indices alone because the Company's performance can be compared to a larger number of comparable companies. The comparison assumes that $100 was invested on December 31, 1992 in the Company's common stock and in the stated indices and assumes reinvestment of dividends.

        Measurement Period
      (Fiscal Year Covered)            PACCAR Inc            S&P 500           S&P Indices
1992                                     100.00              100.00              100.00
1993                                     110.48              109.92              135.78
1994                                      98.01              111.33              124.67
1995                                     102.16              152.65              143.82
1996                                     170.98              187.27              178.94
1997                                     274.44              249.26              243.59

                           COMPENSATION OF DIRECTORS

     In 1997, each director who was not an employee was entitled to an annual retainer of $40,000 and a fee of $5,000 for each Board or committee meeting attended. A single meeting attendance fee is paid when more than one meeting is held on the same day.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP has performed the audit of the Company's financial statements for the year 1997 and has been selected to perform this function for 1998. Partners from the Seattle office of Ernst & Young LLP are expected to be present at the stockholders' meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                 OTHER BUSINESS

     The Company knows of no other matters likely to be brought before the meeting. However, if other proposals are presented, proxies will be voted in respect thereof in accordance with the judgment of the person or persons voting such proxies.

                                   /s/ JANICE M. D'AMATO
                                   ---------------------
                                       Janice M. D'Amato
                                       Secretary
Bellevue, Washington
March 20, 1998
                                      map

                    From I-405 take the N.E. 4th Street Exit, head west. Turn right on 112th Avenue N.E. (heading north). Turn left on N.E. 6th Street (heading west).

                    Parking garage entrance is on N.E. 6th Street.

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

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
                                   PACCAR INC

                777 106TH AVE. N.E., BELLEVUE, WASHINGTON, 98004

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

             FOR THE ANNUAL MEETING OF STOCKHOLDERS APRIL 28, 1998



The undersigned hereby appoints Mark C. Pigott and John W. Pitts as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of PACCAR Inc held of record by the undersigned on March 5, 1998, at the annual meeting of stockholders to be held on April 28, 1998, or any adjournment thereof.

Election of three Class III Directors to serve three-year terms ending in 2001:

Carl H. Hahn, Charles M. Pigott, John W. Pitts

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE DESIGNATED PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                 ---------------
                                                                 | SEE REVERSE |
                                                                 |     SIDE    |
                                                                 ---------------

     [X] Please mark your
         votes as in this
         example

     This proxy when properly signed will be voted in the manner directed herein by the undersigned stockholder. If properly signed and no direction is made, this proxy will be voted FOR all nominees for director.


                  FOR  WITHHELD
1. Election of    [ ]     [ ]       2. In their discretion, Proxies are
   Directors                           authorized to vote upon such other
   (see reverse)                       matters as may properly come before
                                       the meeting.

For, except vote withheld from
the following nominee(s):


------------------------------


                                        Please sign exactly as name appears in
                                        type. When shares are held by joint
                                        owners, both should sign. When acting as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign partnership name by authorized person.

                                      ------------------------------------------
                                      | PLEASE MARK, SIGN, DATE AND RETURN THE |
                                      | PROXY CARD PROMPTLY USING THE ENCLOSED |
                                      | ENVELOPE.                              |
                                      ------------------------------------------


                                      ------------------------------------------


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                                              SIGNATURE(S)                 DATE